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                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-1343) pertaining to the various stock incentive plans of Systems & Computer Technology Corporation listed therein and in the related prospectus, in the Registration Statement (Form S-8 No. 33-43535) pertaining to the 1990 Employees' Stock Option Plan of Systems & Computer Technology Corporation and in the related prospectus, in the Registration Statement (Form S-8 No. 33-56528) pertaining to the 401(k) Savings Plan of Systems & Computer Technology Corporation and in the related prospectus, in the Registration Statements (Form S-8 No. 33-60831 and Form S-8 No. 333-50979) pertaining to the 1994 Long-Term Incentive Plan and the 1994 Non-Employee Director Stock Option Plan of Systems & Computer Technology Corporation and in the related prospectus, in the Registration Statement (Form S-3 No. 333-37551) and related Prospectus of Systems & Computer Technology Corporation for the registration of Convertible Subordinated Debentures Due 2004, and in the Registration Statement (Form S-8 No. 333-56218) pertaining to the 2000 Employee Stock Purchase Plan of Systems & Computer Technology Corporation and in the related prospectus, of our report dated October 23, 2001, with respect to the consolidated financial statements and financial statement schedule of Systems & Computer Technology Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 2001.


/s/ Ernst & Young LLP
--------------------------
Philadelphia, Pennsylvania
December 18, 2001